Exhibit 10.1

EXECUTION VERSION

$35,000,000

CREDIT AGREEMENT

dated as of

April 27, 2015

between

ELECTRONIC CIGARETTES INTERNATIONAL GROUP, LTD.,

as Borrower

and

CALM WATERS PARTNERSHIP,

Lender

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SCHEDULES

Schedule 1.01(a)	-	Existing Credit Agreements
Schedule 1.01(b)	-	Guarantors
Schedule 1.01(c)	-	Mortgaged Properties
Schedule 3.06	-	Capitalization
Schedule 3.10	-	Subsidiaries
Schedule 3.11	-	Litigation
Schedule 3.12	-	Agreements
Schedule 3.15	-	Use of Proceeds
Schedule 3.19	-	Insurance
Schedule 3.20(a)	-	UCC Filing Offices
Schedule 3.20(c)	-	Mortgage Filing Offices
Schedule 3.21	-	Owned Real Property
Schedule 3.22	-	Intellectual Property
Schedule 3.29	-	Indebtedness
Schedule 3.30	-	Rank of Indebtedness
Schedule 3.32	-	No Fees
Schedule 5.12	-	Post-Closing Obligations
Schedule 6.01(a)	-	Existing Indebtedness
Schedule 6.02(a)	-	Existing Liens
Schedule 6.04(a)	-	Existing Investments
Schedule 6.07(b)	-	Existing Restrictions and Conditions
Schedule 6.11	-	Equity Issuances

EXHIBITS

Exhibit A	-	Form of Affiliate Subordination Agreement
Exhibit B	-	Form of Compliance Certificate
Exhibit C	-	Form of Guarantee and Collateral Agreement
Exhibit D	-	Form of Term Note
Exhibit E	-	Form of Intercreditor Agreement
Exhibit F	-	Form of Warrant

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CREDIT AGREEMENT dated as of April 27, 2015 (this “Agreement”), among ELECTRONIC CIGARETTES INTERNATIONAL GROUP, LTD., a Nevada corporation (the “Borrower”) and CALM WATERS PARTNERSHIP, a Wisconsin general partnership (the “Lender”).

The Borrower has requested that the Lender extend credit in the form of a Term Loan to the Borrower on the Closing Date, in an aggregate principal amount of $35,000,000. The proceeds of the Term Loan are to be used by the Borrower (a) to repay in full certain debt obligations, (b) to pay the Transaction Costs (such term and each other capitalized term used but not defined in these introductory statements having the meaning given it in Article I) and (c) for other general corporate purposes.

The Lender is willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

Article I

Definitions

Section 1.01.   Defined Terms. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings specified below:

“Acquired Entity” shall have the meaning assigned to such term in Section 6.04.(e).

“Additional Lender Credit Agreement” shall mean the Credit Agreement dated the date hereof (as amended, restated or otherwise modified from time to time) by and among the Borrower, Tiburon Opportunity Fund, L.P., as agent and the other lenders party thereto.

“Additional Lender Security Agreement” shall mean the Guarantee and Collateral Agreement dated the date hereof among the Borrower, the Subsidiaries party thereto and the Additional Lenders.

“Additional Lenders” shall mean the lenders party to the Additional Lender Credit Agreement.

“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that, for purposes of Section 6.08, the term “Affiliate” shall also include any Person that directly or indirectly owns 10% or more of any class of Equity Interests of the Person specified or that is an officer or director of the Person specified.

“Affiliate Subordination Agreement” shall mean an Affiliate Subordination Agreement in the form of Exhibit A pursuant to which intercompany obligations and advances owed by any Loan Party are subordinated to the Obligations.

“Agreement” shall have the meaning assigned to such term in the introductory statement hereto.

“Anti-Terrorism Laws” shall have the meaning assigned to such term in 7.

“Asset Sale” shall mean any Disposition by the Borrower or any Subsidiary pursuant to Sections Section 6.06.(n) and Section 6.06.(o) (other than a Disposition generating Net Cash Proceeds of less than $150,000).

“Asset Sale Proceeds Pledged Account” shall mean an account subject to a control agreement in favor of the Lender.

“Bankruptcy Code” shall mean the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.), as amended and in effect from time to time and the regulations issued from time to time thereunder.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“Borrower Materials” shall have the meaning assigned to such term in Section 8.01.

“Borrower Notice” shall have the meaning assigned to such term in the definition of Real Estate Collateral Requirements.

“Borrowing” shall mean Loans made, converted or continued on the same date.

“Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close.

“Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Management Bank” shall mean, with respect to any Cash Management Obligations, any Person approved in writing by the Lender.

“Cash Management Obligation” shall mean obligations owed by any Loan Party or Subsidiary to any Cash Management Bank in respect of any overdraft and related liabilities arising from treasury, depositary and cash management services or any automated clearing house transfer of funds or in respect of any credit card or similar services.

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A “Change in Control” shall be deemed to have occurred if (a) any “person” or “group” (within the meaning of Rule 13d-5 of the Exchange Act as in effect on the date hereof) shall own, directly or indirectly, beneficially or of record, shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower, (b) a majority of the seats (other than vacant seats) on the board of directors of the Borrower shall at any time be occupied by persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated or (c) any change in control (or similar event, however denominated) with respect to the Borrower or any Subsidiary shall occur under and as defined in any indenture or agreement in respect of Indebtedness of the Borrower.

“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule or regulation, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule guideline or directive (whether or not having the force of law) of any Governmental Authority.

“Charges” shall have the meaning assigned to such term in 8.08.

“Closing Date” shall mean April 27, 2015.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean the “Collateral” as defined in any Security Document and shall include any Mortgaged Property.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Communications” shall have the meaning assigned to such term in Section 8.01.

“Compliance Certificate” shall mean a compliance certificate in the form of Exhibit B.

“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Debtor Relief Laws” shall mean the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

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“Default” shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

“Disposition” shall mean, with respect to any Person, (a) the sale, transfer, license, lease or other disposition (by way of merger, casualty, condemnation or otherwise) of any property or asset of such Person (including, without limitation, any sale and leaseback transaction and the sale of any Equity Interest owned by such Person) to any other Person and (b) the issuance of Equity Interests by a subsidiary of such Person to any other Person.

“Disqualified Stock” shall mean any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to the first anniversary of the Latest Maturity Date in effect at the time such Equity Interest is issued or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interest referred to in clause (a) above, in each case at any time prior to the first anniversary of the Latest Maturity Date in effect at the time such Equity Interest is issued.

“Dollars” or “$” shall mean lawful money of the United States of America.

“Domestic Subsidiaries” shall mean all Subsidiaries other than Foreign Subsidiaries.

“Environmental Laws” shall mean all former, current and future federal, state, local, supranational, and foreign laws (including statutory and common law), treaties, regulations, rules, ordinances, codes, decrees, injunctions, judgments, governmental restrictions or requirements, directives, orders (including consent orders), permits, and agreements in each case, relating to the indoor or outdoor environment, natural resources, human health and safety (as it relates to exposure to hazardous materials) or the presence, Release of or exposure to pollutants, contaminants, wastes, chemicals or otherwise hazardous materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling, disposal or handling of, or the arrangement for such activities, with respect to any pollutants, contaminants, wastes, chemicals or otherwise hazardous materials.

“Environmental Liability” shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, indemnities, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether known or unknown, actual or potential, vested or unvested, or contingent or otherwise, arising out of or relating to (a) any Environmental Law, (b) the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling, disposal or handling of, or the arrangement for such activities, with respect to any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the presence or Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

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“Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person and any option, warrant or other right entitling the holder thereof to purchase or otherwise acquire any such equity interest.

“Equity Issuance” shall mean any issuance or sale by the Borrower or any Subsidiary of any Equity Interests of the Borrower or any such Subsidiary, as applicable, except in each case for (a) any issuance or sale to the Borrower or any Subsidiary, (b) any issuance of directors’ qualifying shares, and (c) sales or issuances of common stock of the Borrower to management or employees of the Borrower or any Subsidiary under any employee stock option or stock purchase plan or employee benefit plan in existence from time to time.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“ERISA Affiliate” shall mean any Person (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Sections 412, 4980B and 4980H of the Code, is treated as a single employer under Section 414 of the Code. For the avoidance of doubt, when any provision of this Agreement relates to a past event or period of time, the term “ERISA Affiliate” includes any person who was, as to the time of such past event or period of time, an “ERISA Affiliate” within the meaning of the preceding sentence.

“ERISA Event” shall mean (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Pension Plan (other than an event for which the 30-day notice period is waived), (b) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Pension Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Pension Plan, (c) a determination that any Pension Plan is or is reasonably expected to be in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA), (d) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan, (e) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA (other than non delinquent premiums payable to the PBGC under Sections 4006 and 4007 of ERISA), (f) the termination, or the filing of a notice of intent to terminate, any Pension Plan pursuant to Section 4041(c) of ERISA, (g) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Pension Plan or Pension Plans or to appoint a trustee to administer any Pension Plan, (h) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA, (i) conditions contained in Section 303(k)(1)(A) of ERISA for imposition of a lien shall have been met with respect to any Pension Plan, (j) the receipt by the Borrower or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, “insolvent” (within the meaning of Section 4245 of ERISA), or in “endangered,” “critical” or “critical and declining” status (within the meaning of Section 432 of the Code or Section 304 of ERISA), (k) the occurrence of a non-exempt “prohibited transaction” with respect to which the Borrower or any of the Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or a “party in interest” (within the meaning of Section 406 of ERISA) or with respect to which the Borrower, any such Subsidiary or their respective ERISA Affiliates could otherwise be liable, or (l) any other event or condition with respect to a Pension Plan or Multiemployer Plan that could result in liability of the Borrower or any Subsidiary.

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“Events of Default” shall have the meaning assigned to such term in Section 7.01.

“Evidence of Flood Insurance” shall have the meaning assigned to such term in the definition of Real Estate Collateral Requirements.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Subsidiary” shall mean Domestic Subsidiaries that are (i) subsidiaries of Foreign Subsidiaries, (ii) prohibited by applicable law, rule or regulation from providing a Guarantee of the Credit Facilities or which Guarantee would require governmental (including regulatory) consent, approval, license or authorization (provided that this clause (ii) shall not apply if such consent, approval, license or authorization has been received, and provided further that the Borrower shall have used commercially reasonable efforts to obtain any such consent, approval, license or authorization required), (iii) not Wholly Owned by the Borrower or any of its Subsidiaries or (iv) any Subsidiary that owns no material assets other than Equity Interests in one or more Foreign Subsidiaries.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of the Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of the Lender with respect to an applicable interest in a Loan pursuant to a law in effect on the date on which (i) the Lender acquires such interest in the Loan, or (ii) the Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.10, amounts with respect to such Taxes were payable to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.10.(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Executive Order” shall have the meaning assigned to such term in Section 3.27.

“Existing Credit Agreements” shall mean those agreements set forth on Schedule 1.01(a).

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

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“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Lender from three Federal funds brokers of recognized standing selected by it.

“Financial Officer” of any Person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such Person.

“Flood Laws” shall have the meaning assigned to such term in the definition of Real Estate Collateral Requirements.

“Foreign Subsidiary” shall mean any Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code (and any subsidiary of such person).

“GAAP” shall mean United States generally accepted accounting principles applied on a basis consistent with the financial statements delivered pursuant to Section 4.01.(l).

“Governmental Authority” shall mean any federal, state, local, supranational or foreign court or governmental agency, registry, authority, instrumentality or regulatory body.

“Governmental Official” shall have the meaning assigned to such term in Section 3.26.

“Guarantee” of or by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantee and Collateral Agreement” shall mean the Guarantee and Collateral Agreement, in the form of Exhibit C, among the Borrower, the Subsidiaries party thereto and the Lender.

“Guarantors” shall mean each Subsidiary listed on Schedule 1.01(b), and each other Subsidiary that is or becomes a party to the Guarantee and Collateral Agreement.

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“Hazardous Materials” shall mean (a) any petroleum products, derivatives or byproducts and all other hydrocarbons, coal ash, radon gas, lead, asbestos and asbestos-containing materials, toxic mold, urea formaldehyde foam insulation, polychlorinated biphenyls, infectious or medical wastes and chlorofluorocarbons and all other ozone-depleting substances, (b) any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material, or any substance, waste or material having any constituent elements displaying any of the foregoing characteristics or (c) any substance, waste or material that is prohibited, limited or regulated by or pursuant to or which can form the basis for liability under any Environmental Law.

“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Disqualified Stock Interests of such Person or any other Person or any warrants, rights or options to acquire such Disqualified Stock, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (j) all obligations of such Person as an account party in respect of letters of credit and (k) all obligations of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such person in respect thereof.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 8.05.(b).

“Intellectual Property Assets” shall have the meaning assigned to such term in Section 3.22.

“Intellectual Property” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Intellectual Property Rights” shall have the meaning assigned to such term in Section 3.22.

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“Intercreditor Agreement” shall mean the intercreditor agreement dated as of the Closing Date among the Lender and the Additional Lenders, substantially in the form attached as Exhibit E, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance therewith and herewith.

“Interest Payment Date” shall mean the last Business Day of each March, June, September and December.

“Investment” shall mean, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or Indebtedness or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other Indebtedness or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of compliance with Section 6.04, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment but giving effect to any returns or distributions of capital or repayment of principal actually received in cash by such Person with respect thereto, whether by disposition, return on capital, dividend or otherwise.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended from time to time.

“IRS” shall mean the United States Internal Revenue Service.

“Latest Maturity Date” shall mean, at any time, the latest maturity or expiration date applicable to any Loan hereunder at such time.

“Lender” shall have the meaning assigned to such term in the introductory statements to this Agreement.

“Lien” shall mean (a) with respect to any asset, (i) any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, assignment, deposit arrangement, encumbrance, license, charge preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever in or on such asset (including any conditional sale or other title retention agreement, capital lease, any easement, right of way or other encumbrance on title to real property) and (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same effect as any of the foregoing) relating to such asset and (b) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” shall mean this Agreement, the Security Documents, the Intercreditor Agreement, the Notes, the Warrant and any other document executed in connection with the foregoing.

“Loan Parties” shall mean the Borrower and the Guarantors.

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“Loans” shall mean the Term Loans.

“LTIP” shall mean the Electronic Cigarettes International Group, Ltd. Long-Term Incentive Plan in effect on the date hereof, without further amendment, supplement or other modification or waiver.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean (a) a materially adverse effect on the business, assets, liabilities, operations, financial condition, operating results or prospects of the Borrower and the Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Borrower or any other Loan Party to perform any of its obligations under any Loan Document to which it is or will be a party or (c) a material impairment of the rights and remedies of or benefits available to the Lender under any Loan Document.

“Material Indebtedness” shall mean Indebtedness (other than the Loans) of any one or more of the Borrower or any Subsidiary in an aggregate principal amount exceeding $250,000.

“Maturity Date” shall mean April 27, 2018 (or if such day is not a Business Day, the next preceding Business Day).

“Maximum Rate” shall have the meaning assigned to such term in Section 8.08.

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.

“Mortgaged Properties” shall mean, initially, the owned real properties of the Loan Parties specified on Schedule 1.01(c), and shall include each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.11.

“Mortgages” shall mean the mortgages, deeds of trust, deeds to secure debt and other similar security documents delivered pursuant to Section 4.01 or pursuant to Section 5.11, each in the form acceptable to the Lender.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

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“Net Cash Proceeds” shall mean (a) with respect to any Asset Sale, the cash proceeds (including cash proceeds subsequently received (but only as and when received) in respect of noncash consideration initially received), net of (i) selling expenses (including broker’s and advisors fees or commissions, legal fees, transfer and similar taxes and the Borrower’s good faith estimate of income taxes paid or payable in connection with such sale), (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds) and (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by the asset sold in such Asset Sale to the extent such Indebtedness is required to be repaid either (x) with such proceeds or (y) because the asset sold is removed from a borrowing base supporting such Indebtedness (in each case, other than (x) Indebtedness hereunder and (y) any such Indebtedness assumed by the purchaser of such asset); provided that, if (x) the Borrower shall deliver a certificate of a Financial Officer to the Lender at the time of receipt thereof setting forth the Borrower’s intent to reinvest such proceeds in productive assets of a kind then used or usable in the business of the Borrower and its Subsidiaries within 12 months of receipt of such proceeds and (y) no Default or Event of Default shall have occurred and shall be continuing at the time of such certificate or at the proposed time of the application of such proceeds, such proceeds shall not constitute Net Cash Proceeds except to the extent (i) not so used or contractually committed (with a Person other than an Affiliate of the Borrower) to be so used at the end of such 12-month period and (ii) if so committed within such 12-month period, not so used on or before day that is 180 days from the date of such commitment, at which time such proceeds shall be deemed to be Net Cash Proceeds; provided, further, that upon receipt of any such proceeds, the Borrower or applicable Subsidiary shall either (x) deposit such proceeds into the Asset Sale Proceeds Pledged Account or (y) invest such proceeds in a Permitted Investment that is subject to a first-priority lien in favor of the Lender, and such proceeds shall remain in such Asset Sale Proceeds Pledged Account or invested in such Permitted Investments until reinvested pursuant to this definition; and (b) with respect to any issuance or incurrence of Indebtedness or any Equity Issuance, the cash proceeds thereof, net of all taxes and customary fees, commissions, costs, prepayment premiums and other expenses incurred in connection therewith or in connection with the use of proceeds thereof.

“NFIP” shall have the meaning assigned to such term in the definition of Real Estate Collateral Requirements.

“Notes” shall mean any promissory notes evidencing the Term Loan, as applicable, executed and delivered pursuant to Section 2.02.(d) and in the form of Exhibit D, respectively.

“Notice of Grant of Security Interest in Copyrights” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Notice of Grant of Security Interest in Patents” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Notice of Grant of Security Interest in Trademarks” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Obligations” shall mean (i) all principal of all Loans, all interest on such Loans and all other amounts now or hereafter payable by the Borrower pursuant to the Loan Documents; (ii) all obligations of a Loan Party to any Cash Management Bank under any Secured Cash Management Agreements; and (iii) all other obligations of each Loan Party under the Loan Documents.

“OFAC” shall have the meaning assigned to such term in Section 3.25.

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

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“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, property, excise, mortgage, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, recording, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Participant” shall have the meaning assigned to such term in Section 8.04.(c).

“Participant Register” shall have the meaning assigned to such term in Section 8.04.(c).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Pension Plan” shall mean any Plan that is or was an employee pension benefit plan under Section 3(2) of ERISA and is or was covered by Title IV of ERISA.

“Perfection Certificate” shall mean the Information Certificate substantially in the form of Exhibit B to the Guarantee and Collateral Agreement.

“Permitted Acquisition” shall have the meaning assigned to such term in Section 6.04.(e).

“Permitted Investments” shall mean:

(i)        direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of issuance thereof;

(ii)       investments in commercial paper maturing within 270 days from the date of issuance thereof and having, at such date of acquisition, the highest credit rating obtainable from Moody’s or from S&P;

(iii)      investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits at the date of acquisition thereof of not less than $500,000,000 and that issues (or the parent of which issues) commercial paper rated at least “Prime 1” (or the then equivalent grade) by Moody’s or “A-1” (or the then equivalent grade) by S&P;

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(iv)      fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria of clause (iii) above;

(v)       investments in “money market funds” within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (i) through (iv) above; and

(vi)      other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing.

“Permitted Surety Bonds” means unsecured guarantees and reimbursement obligations incurred in the ordinary course of business with respect to surety and appeal bonds, performance bonds, bid bonds, appeal bonds, completion guarantee and similar obligations.

“Permitted Unsecured Debt” shall mean any Indebtedness incurred by the Borrower in the form of one or more series of secured or unsecured loans or notes; provided that (i) the final maturity date of any such Indebtedness shall be no earlier than 180 days following the Latest Maturity Date, (ii) the terms of such Indebtedness shall not provide for any scheduled repayment, mandatory redemption, sinking fund obligations or other payment (other than periodic interest payments) prior to the date that is 180 days following the Latest Maturity Date in effect at the time such Permitted Unsecured Debt is issued, other than customary offers to purchase upon a change of control, asset sale or casualty or condemnation event and customary acceleration rights upon an event of default, (iii) such Indebtedness shall be unsecured, (iv) none of the obligors or guarantors with respect to such Indebtedness shall be a Person that is not a Loan Party and (v) the terms and conditions (excluding any subordination, pricing, fees, rate floors, discounts, premiums and optional prepayment or redemption terms) of such Indebtedness, taken as a whole, shall not be materially less favorable to the Loan Parties than those applicable to the Term Loans, except for covenants or other provisions applicable only to periods after the Latest Maturity Date in effect at the time such Permitted Unsecured Debt is issued.

“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.

“Plan” shall mean any employee benefit plan under Section 3(3) of ERISA (other than a Multiemployer Plan) in respect of which the Borrower or any ERISA Affiliate is or was an “employer” as defined in Section 3(5) of ERISA or with respect to which the Borrower or any ERISA Affiliate or Loan Party could have any liability.

“Post-Petition Interest” shall mean any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any one or more of the Loan Parties (or would accrue but for the operation of applicable Debtor Relief Laws), whether or not such interest is allowed or allowable as a claim in any such proceeding.

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“Qualified Capital Stock” of any Person shall mean any Equity Interest of such Person that is not Disqualified Stock.

“Real Estate Collateral Requirements” shall mean the requirement that within 90 days of the Closing Date, with respect to the Mortgaged Properties listed on Schedule 1.01(c) and thereafter as required by Section 5.11, the Lender shall have received a Mortgage for each Mortgaged Property in form and substance reasonably acceptable to the Lender and suitable for recording or filing, together, with respect to each Mortgage for any property located in the United States, the following documents: (a) a fully paid policy of title insurance (or “pro forma” or marked up commitment having the same effect of a title insurance policy) (i) in a form approved by the Lender insuring the Lien of the Mortgage encumbering such property as a valid first priority Lien, subject to Liens permitted by Section 6.02 herein, (ii) in an amount reasonably satisfactory to the Lender, but in no event exceeding One Hundred Ten Percent (110%) of the value of such property as determined by the appraisal report delivered pursuant to subsection (d) herein or in the event that no such appraisal is ordered, as reasonably agreed upon by the Borrower and the Lender, (iii) issued by a nationally recognized title insurance company reasonably satisfactory to the Lender (the “Title Company”) and (iv) that includes (A) such coinsurance and direct access reinsurance as the Lender may deem necessary or desirable and (B) such endorsements or affirmative insurance required by the Lender and which are available at commercially reasonable rates in the jurisdiction where the applicable Mortgaged Property is located, (b) with respect to any property located in any jurisdiction in which a zoning endorsement is not available (or for which a zoning endorsement is not available at a premium that is not excessive), if requested by the Lender, a zoning compliance letter from the applicable municipality or a zoning report from Planning and Zoning Resource Corporation (or another person acceptable to the Lender), in each case reasonably satisfactory to the Lender, (c) upon the request of the Lender, a survey certified to Lender and the Title Company in form and substance reasonably satisfactory to the Lender, (d) upon the request of the Lender, an appraisal complying with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, by a third-party appraiser selected by the Lender, (e) an opinion of local counsel reasonably acceptable to the Lender and in form and substance satisfactory to the Lender, (f) if requested by any Lender, notwithstanding the first sentence of this definition, solely with respect to this item (f), no later than three (3) Business Days prior to the Closing Date, the following documents and instruments, in order to comply with the National Flood Insurance Reform Act of 1994 and related legislation (including the regulations of the Board) (“Flood Laws”): (1) a completed standard flood hazard determination form, (2) if the improvement(s) to the improved real property is located in a special flood hazard area, a notification to the Borrower (“Borrower Notice”) and, if applicable, notification to the Borrower that flood insurance coverage under the National Flood Insurance Program (“NFIP”) is not available because the community does not participate in the NFIP, (3) documentation evidencing the Borrower’s receipt of the Borrower Notice and (4) if the Borrower Notice is required to be given and flood insurance is available in the community in which the property is located, a copy of the flood insurance policy, the Borrower’s application for a flood insurance policy plus proof of premium payment, a declaration page confirming that flood insurance has been issued, or such other evidence of flood insurance satisfactory to the Lender (any of the foregoing being “Evidence of Flood Insurance”), (g) upon the reasonable request of the Lender, Phase I environmental site assessment reports prepared in accordance with the current ASTM E1527 standard (“Phase Is”) (to the extent not already provided) and reliance letters for such Phase Is (which Phase Is and reliance letters shall be in form and substance reasonably acceptable to the Lender) and any other environmental information as the Lender shall reasonably request, and (h) such other instruments and documents (including consulting engineer’s reports and lien searches) as the Lender shall reasonably request.

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“Recipient” shall mean the Lender.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective officers, directors, employees, agents, advisors, representatives, controlling persons, members, successors and permitted assigns of such Person and such Person’s Affiliates.

“Release” shall mean any actual or threatened release, spill, emission, leaking, dumping, injection, pouring, pumping, deposit, disposal, discharge, dispersal, leaching or migration into or through the indoor or outdoor environment, including the air, soil and ground and surface water or into, through, within or upon any building, structure, facility or fixture.

“Repayment Date” shall have the meaning assigned to such term in .

“Responsible Officer” of any Person shall mean any executive officer or Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement.

“Restricted Payment” shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Borrower or any Subsidiary.

“S&P” shall mean Standard & Poor’s Ratings Service, or any successor thereto.

“SEC” shall mean the Securities and Exchange Commission.

“SEC Report” shall have the meaning assigned to such term in Section 3.07.

“Secured Cash Management Obligations” shall mean any Cash Management Obligations owed by a Loan Party to any Cash Management Bank.

“Secured Parties” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Documents” shall mean the Mortgages, the Guarantee and Collateral Agreement, the Intercreditor Agreement and each of the security agreements, mortgages and other agreements, instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.11.

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“Solvent” shall mean, (a) the sum of the liabilities (including contingent liabilities) of the Borrower and the Subsidiaries, on a consolidated basis, does not exceed the fair value of the present assets of the Borrower and the Subsidiaries, on a consolidated basis (taken as a going concern), (b) the present fair saleable value of the assets of the Borrower and the Subsidiaries, on a consolidated basis (taken as a going concern), is greater than the total amount that will be required to pay the probable liabilities (including contingent liabilities) of the Borrower and the Subsidiaries as they become absolute and matured in the normal course of business, (c) the capital of the Borrower and the Subsidiaries, on a consolidated basis, is not unreasonably small in relation to their business as contemplated on the date hereof, and (d) the Borrower and the Subsidiaries, on a consolidated basis, have not incurred and do not intend to incur, or believe that they will incur, debts or liabilities, including current obligations, beyond their ability to pay such debts or other liabilities as they become due (whether at maturity or otherwise).

“subsidiary” shall mean, with respect to any Person, (a) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, capital stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of more than fifty percent (50%) of such capital stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner.

“Subsidiary” shall mean any subsidiary of the Borrower.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, assessments, fees, charges or withholdings (including backup withholding) imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Borrowing” shall mean a Borrowing comprised of Term Loans.

“Term Loans” shall mean the term loan made by the Lenders to the Borrower pursuant to Section 2.01.

“Title Company” shall have the meaning assigned to such term in the definition of Real Estate Collateral Requirements.

“Transaction Costs” shall mean the fees, costs and expenses incurred in connection with the Transactions.

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“Transactions” shall mean, collectively, (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the funding of the Term Loan on the Closing Date, (b) the repayment of the obligations under the Existing Credit Agreements and the termination of the commitments thereunder and the security interests in respect thereof on the Closing Date and (e) the payment on the Closing Date of the Transaction Costs.

“Unfunded Pension Liability” shall mean, with respect to any Pension Plan at any time, the amount of any of its unfunded benefit liabilities as defined in Section 4001(a)(18) of ERISA.

“U.S. Person” shall mean any Person (a)(i) that is not disregarded as separate from its owner for U.S. federal income tax purposes and (ii) that is a “United States Person” as defined in Section 7701(a)(30) of the Code or (b)(i) that is disregarded as separate from its owner for U.S. federal income tax purposes and (ii) whose regarded owner for U.S. federal income tax purposes is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” shall have the meaning assigned to such term in Section 2.10.(f).

“Warrant” shall mean the Common Stock Purchase Warrant executed and delivered pursuant to Section 4.01(o) and in the form of Exhibit F.

“Wholly Owned Subsidiary” of any Person shall mean a subsidiary of such Person of which securities (except for directors’ qualifying shares) or other ownership interests representing 100% of the Equity Interests are, at the time any determination is being made, owned, Controlled or held by such Person or one or more wholly owned subsidiaries of such Person or by such Person and one or more wholly owned subsidiaries of such Person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” shall mean any Loan Party and the Lender.

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Section 1.02.         Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall,” and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The words “herein”, “hereto”, “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document or any other agreement, instrument or document shall mean such document as amended, restated, supplemented or otherwise modified from time to time, but only to the extent that such amendment, restatements, supplements or modifications are not prohibited by this Agreement, (b) references to any law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law, (c) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that if the Borrower notifies the Lender that the Borrower wishes to amend any provision of this Agreement or the other Loan Documents to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such provision (or if the Lender notifies the Borrower that the Required Lenders wish to amend any provision of this Agreement or the other Loan Documents) regardless of whether any such notice is given before or after such change in GAAP, then such provision shall be interpreted on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such provision is amended in a manner satisfactory to the Borrower and the Required Lenders and (d) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein, (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof and (iii) in a manner such that the determination of whether a lease is to be treated as an operating lease or capital lease shall be made without giving effect to any change in accounting for leases pursuant to GAAP resulting from the implementation of proposed Accounting Standards Update (ASU) Leases (Topic 840) issued August 17, 2010.

Article II

The Term Loan

Section 2.01.   Term Loan.  Subject to the terms and conditions and relying upon the representations and warranties set forth herein and in the other Loan Documents, the Lender agrees to make a Term Loan to the Borrower on the Closing Date in a principal amount equal to $35,000,000 to be disbursed in accordance with Schedule 3.15. Amounts repaid or prepaid in respect of the Term Loan may not be reborrowed. The Borrower and the Lender agree that for U.S. federal income tax purposes, the aggregate issue price under Section 1273(b) of the Internal Revenue Code of 1986, as amended, of the Term Loan is $33,250,000. The Borrower and the Lender agree to use the foregoing issue price and the values and the yields which result in such issue price for U.S. federal income tax purposes.

Section 2.02.   Evidence of Debt; Repayment of Loans.  (a) The Borrower hereby unconditionally promises to pay to the Lender the principal amount of the Term Loan as provided in Section 2.06.

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(b)       The Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the Lender resulting from each Loan made by the Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c)       The entries made in the accounts maintained pursuant to paragraph (a) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided that the failure of the Lender to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

(d)       The Lender may request that the Term Loan be evidenced by a Note. In such event, the Borrower shall execute and deliver to the Lender a Note payable to the Lender and its registered assigns. Notwithstanding any other provision of this Agreement, in the event the Lender shall request and receive such a Note, the interests represented by such Note shall at all times (including after any assignment of all or part of such interests pursuant to Section 8.04) be represented by one or more Notes payable to the payee named therein or its registered assigns.

Section 2.03.    Fees. In the event all or any portion of the Term Loans are prepaid (or effectively refinanced through an amendment or repricing) for any reason after April 27, 2017, the Borrower shall pay to the Lender a prepayment premium equal to 4.00% of the principal amount of Term Loans repaid, repriced or refinanced. Such amounts shall be due and payable on the date of effectiveness of such prepayment, repricing or refinancing.

Section 2.04.   Interest on Loans.  (a) Subject to the provisions of Section 2.05, the Loans shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366, as applicable, days at all times and calculated from and including the date of such Borrowing to but excluding the date of repayment thereof) at a rate per annum equal to 12.0%.

(b)       Interest on each Loan shall be payable on the Interest Payment Dates except as otherwise provided in this Agreement.

Section 2.05.    Default Interest. (a) All amounts not paid when due hereunder shall bear interest (after as well as before judgment), payable on demand, at the rate otherwise applicable to the Loan pursuant to Section 2.04 plus 2.00% per annum.

Section 2.06.   Repayment of Term Borrowings.  (a) Commencing on the last Business Day of October 2016, the Borrower shall pay to the Lender, on the last Business Day of each month occurring prior to the Maturity Date (each, a “Repayment Date”), a portion of the principal amount of the Term Loan equal to $600,000, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(b)       To the extent not previously paid, all Term Loans shall be due and payable on the Maturity Date together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

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(c)       All repayments pursuant to this Section 2.06 shall be without premium or penalty.

Section 2.07.    Voluntary Prepayment.  (a) The Borrower shall not have the right to prepay any Borrowing prior to April 27, 2017. On or after April 27, 2017 the Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon not less than thirty (30) days’ nor more than sixty (60) days’ prior written notice (or telephonic notice promptly confirmed by written notice) to the Lender provided that each partial prepayment shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000 (or such lesser amount as may remain outstanding).

(b)       Voluntary prepayments of Term Loans shall be applied as directed by the Borrower to the remaining scheduled installments of principal due in respect of the Term Loans under Section 2.06.

(c)       Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein; provided that a notice of prepayment may state that such notice is conditioned upon the effectiveness of other financing arrangements, in which case such notice may be revoked by the Borrower (by notice to the Lender prior to 1:00 p.m. on the specified effective date) if such condition is not satisfied. All prepayments under this Section 2.07 shall be subject to Section 2.03 but otherwise without premium or penalty. All prepayments under this Section 2.07 shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

Section 2.08.    Increased Costs.  (a) If any Change in Law shall:

(i)       impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits for the account of or credit extended by the Lender;

(ii)      subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations; or

(iii)     impose on the Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by the Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making or maintaining any Loan or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or such other Recipient, as the case may be, upon demand such additional amount or amounts as will compensate such Lender or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

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(b)       A certificate of the Lender or such other Recipient setting forth the amount or amounts necessary to compensate such Lender, or such other Recipient, as specified in paragraph (a) or (b) above shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay the Lender or such other Recipient the amount shown as due on any such certificate delivered by it within ten (10) days after its receipt of the same.

(c)       Failure or delay on the part of the Lender or other such Recipient to demand compensation pursuant to this Section shall not constitute a waiver of the Lender’s or such other Recipient’s right to demand such compensation; provided that the Borrower shall not be required to compensate the Lender or other such Recipient under paragraph (a) or (b) above pursuant to this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that the Lender or other Recipient, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of the Lender’s or other such Recipient’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).

Section 2.09.   Payments.  (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document not later than 4:00 p.m., Milwaukee, Wisconsin time, on the date when due in immediately available Dollars, without setoff, defense or counterclaim. Any amounts received after such time on any date may, in the discretion of the Lender, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. Each such payment shall be made to the Lender by wire transfer of immediately available funds to an account specified by the Lender.

(b)       Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

Section 2.10.    Taxes.  (a) For the avoidance of doubt, for purposes of this Section 2.10, the term “applicable law” includes FATCA.

(b)       Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.10) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

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(c)       Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Lender timely reimburse it for the payment of, any Other Taxes.

(d)       Indemnification by the Loan Parties. The Borrower shall, and shall cause the other Loan Parties to, jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.10) payable or paid by such Recipient (including amounts withheld or deducted from a payment to such Recipient) and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by the Lender shall be conclusive absent manifest error.

(e)       Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.10, such Loan Party shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.

(f)       Status of Lenders. (i) If the Lender is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document, the Lender shall deliver to the Borrower, at the time or times reasonably requested by the Borrower, such properly completed and executed documentation reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, the Lender, if reasonably requested by the Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower as will enable the Borrower to determine whether or not the Lender is subject to backup withholding or information reporting requirements and to satisfy any such information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.10.(f)(ii)(A) and (ii)(B) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject the Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of the Lender.

(ii)      Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

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(A)      the Lender shall deliver to the Borrower on or prior to the date of this Agreement, from time to time thereafter upon the reasonable request of the Borrower, and pursuant to Section 2.10(f)(iii), executed originals of IRS Form W-9 certifying that the Lender is exempt from U.S. federal backup withholding tax;

(B)       if a payment made to a Recipient under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Borrower at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or pursuant to Section 2.10.(f)(iii) such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower as may be necessary for the Borrower to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)     Each Recipient agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower in writing of its legal inability to do so.

(g)       Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.10(including by the payment of additional amounts pursuant to this Section 2.10), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.10 with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes imposed on the receipt of such refund) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) to the extent the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

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(h)       Survival. Each party’s obligations under this Section 2.10 shall survive any assignment of rights by the Lender and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Article III

Representations and Warranties

The Borrower represents and warrants to the Lender on the Closing Date and on each other date contemplated by Article IV that:

Section 3.01.   Organization; Powers.  The Borrower and each of the Subsidiaries (a) is duly organized and/or established, as the case may be, validly existing and in good standing under the laws of the jurisdiction of its organization or establishment, as applicable, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted except where the failure to have the same could not reasonably be expected to have a Material Adverse Effect, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

Section 3.02.   Authorization.  The Transactions (a) have been duly authorized by all requisite corporate or limited liability company, as applicable, and, if required, stockholder or member, as applicable, action and (b) will not (i) violate (A) any provision of (1) law, statute, rule or regulation, or (2) the certificate or articles of incorporation, partnership agreement or other constitutive documents or by-laws of the Borrower or any Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with the giving of notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument except, in the case of clause (i)(A)(1) or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary (other than any Lien created hereunder or under the Security Documents).

Section 3.03.   Enforceability.  This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

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Section 3.04.    Governmental Approvals.  No action, consent or approval of, registration or filing with or any other action by any Governmental Authority or third party is or will be required in connection with the Transactions, except for (a) the filing of Uniform Commercial Code financing statements and filings of the Notice of Grant of Security Interest in Patents, the Notice of Grant of Security Interest in Trademarks and the Notice of Grant of Security Interest in Copyrights with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, (b) recordation of the Mortgages and (c) such as have been made or obtained and are in full force and effect or where the failure to obtain which could not reasonably be expected to have a Material Adverse Effect.

Section 3.05.   Financial Statements.  (a) The Borrower has, heretofore, delivered to the Lenders the consolidated balance sheets and related statements of income, stockholder’s equity and cash flows of the Borrower and its consolidated Subsidiaries as of and for the fiscal year ended December 31, 2014. Such financial statements present fairly the financial condition and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclose all liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis, subject, in the case of unaudited financial statements, to year-end audit adjustments and the absence of footnotes.

Section 3.06.    Capitalization.  The capitalization of the Company is as set forth on Schedule 3.06, which Schedule 3.06 shall also include the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Company as of the date hereof. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. Except as set forth on Schedule 3.06, no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the Transactions contemplated by the Loan Documents. Except as set forth on Schedule 3.06 and as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or equity plans, contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Lender and the Additional Lenders) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders. Except as set forth on Schedule 3.06, the Company is not a party to or bound by any agreement or understanding granting registration rights to any person or entity with respect to any of its Equity Interests or debt securities.

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Section 3.07.    SEC Reports.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, or as of such date when an amendment to such filing was subsequently made, as applicable, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has ceased to be an issuer described in Rule 144(i)(1)(i) under the Securities Act and otherwise satisfies the conditions set forth in Rule 144(i)(2) under the Securities Act.

Section 3.08.    No Material Adverse Effect.  Since September 30, 2014, no event or circumstance has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect or a material adverse effect on the Transactions.

Section 3.09 ..   Title to Properties; Possession under Leases.  (a) Each of the Borrower and the Subsidiaries has, in all material respects, good and marketable title to, valid leasehold interests in, or easements, licenses or other limited property interests in, all its properties that are necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, free and clear of all Liens (other than Liens permitted by Section 6.02).

(b)       Each of the Borrower and the Subsidiaries has complied with all material obligations under all material leases to which it is a party and all such leases are in full force and effect. Each of the Borrower and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

(c)       As of the Closing Date, (i) no real property or other assets material to the Borrower and its Subsidiaries is affected by any fire or other casualty (whether or not covered by insurance) and (ii) the Borrower has not received any notice of, nor has any knowledge of, any pending or contemplated condemnation proceeding (or any sale or disposition thereof in lieu of condemnation) affecting any real property or other assets material to the Borrower or its Subsidiaries.

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(d)       As of the Closing Date, none of the Borrower or any of the Subsidiaries is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein.

Section 3.10.   Subsidiaries.  Schedule 3.10 sets forth as of the Closing Date a list of all Subsidiaries and the percentage ownership interest of the Borrower therein. The shares of capital stock or other ownership interests so indicated on Schedule 3.10 are fully paid and nonassessable and are owned by the Borrower, directly or indirectly, free and clear of all Liens (other than Liens created under the Security Documents.

Section 3.11.    Litigation; Compliance with Laws.  Except as set forth on Schedule 3.11, (a) there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or any business, property or rights of any such Person (i) that involve any Loan Document or the Transactions or (ii) that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b)       None of the Borrower or any of the Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting the Mortgaged Property, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)       Certificates of occupancy and permits are in effect for each Mortgaged Property as currently constructed, and true and complete copies of such certificates of occupancy have been delivered to the Lender as mortgagee with respect to each Mortgaged Property.

Section 3.12.    Agreements.  Except as set forth on Schedule 3.12, none of the Borrower or any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound.

Section 3.13.   Federal Reserve Regulations.  (a) None of the Borrower or any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b)       No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U or X.

Section 3.14.   Investment Company Act.  None of the Borrower or any Subsidiary is required to register as an “investment company,” as defined in the Investment Company Act.

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Section 3.15.    Use of Proceeds.  The Borrower will use the proceeds of the Loans only for the purposes specified in Schedule 3.15.

Section 3.16.    Taxes.  Each of the Borrower and the Subsidiaries has filed or caused to be filed all U.S. federal, state, local and foreign tax returns or materials required to have been filed by it and has paid or caused to be paid all Taxes due and payable by it and all assessments received by it, except Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or the applicable Subsidiary, as applicable, shall have set aside on its books adequate reserves.

Section 3.17.    Employee Benefit Plans.  Except as would not reasonably be expected to result in a Material Adverse Effect, with respect to each Plan, the Borrower, its ERISA Affiliates and the Loan Parties are in, and have at all times been in, compliance with the applicable provisions of ERISA, the Code, the regulations and published interpretations thereunder and all other applicable laws. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, has resulted or could reasonably be expected to result in a Material Adverse Effect. There exists no Unfunded Pension Liability, excise tax payable under the Code, or, except as could not reasonably be expected to result in a Material Adverse Effect, penalty payable under ERISA with respect to any Plan.

Section 3.18.    Environmental Matters.   (a) Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Borrower or any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(b)       Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect: (i) each Mortgaged Property is and has been in compliance with all Environmental Law and has obtained, maintained and complied with any permit, license or other approval required under any Environmental Law, (ii) there are no Environmental Liabilities that have arisen or exist in connection with or in any way relating to any of the Mortgaged Property and (iii) none of the Borrower or any of the Subsidiaries knows of any basis for any Environmental Liability in connection with or in any way relating to any of the Mortgaged Property.

(c)       There has been no material environmental investigation, study, audit, test, review or other analysis conducted that is within the possession, custody or control of the Borrower or any of the Subsidiaries in relation to the current or prior business the Borrower or any Subsidiary or any property or facility now or previously owned, leased or operated by the Borrower or any Subsidiary, including the Mortgaged Properties, which has not been delivered to the Lenders at least five days prior to the date hereof.

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(d)       For purposes of this Section, the terms “Borrower” and “Subsidiary” shall include any business or business entity which is, in whole or in part, a predecessor of the Borrower or any Subsidiary.

Section 3.19.    Insurance.  Schedule 3.19 sets forth a true, complete and correct description of all material insurance maintained by the Borrower or by the Borrower for its Subsidiaries as of the date hereof and the Closing Date. As of each such date, such insurance is in full force and effect and all premiums have been duly paid. The Borrower and its Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

Section 3.20.   Security Documents.   (a) The Guarantee and Collateral Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Lender, a legal, valid and enforceable security interest in the Collateral (other than the Mortgaged Property) and the proceeds thereof and (i) when the Pledged Collateral (as defined in the Guarantee and Collateral Agreement) is delivered to the Lender, the Lien created under Guarantee and Collateral Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Loan Parties in such Pledged Collateral, in each case prior and superior in right to any other Person, and (ii) when the financing statements in appropriate form are filed in the offices specified on Schedule , the Lien created under the Guarantee and Collateral Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Collateral described in such statements (other than Intellectual Property), in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 6.02.

(b)       Upon the recordation of the Notice of Grant of Security Interest in Patents, the Notice of Grant of Security Interest in Trademarks and the Notice of Grant of Security Interest in Copyrights substantially in the form of Exhibit B, Exhibit C and Exhibit D, respectively, to the Guarantee and Collateral Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, together with the financing statements in appropriate form filed in the offices specified on Schedule , the Lien created under the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property consisting of material issued or pending United States patents, material registered or pending United States trademarks and material registered United States copyrights in which a security interest may be perfected by filing in the United States and its territories and possessions, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 6.02 (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on United States registered trademarks, issued patents, trademark and patent applications and registered copyrights acquired by the Loan Parties after the date hereof).

(c)       Upon due execution and delivery thereof, each Mortgage will be effective to create in favor of the Lender, a legal, valid and enforceable first priority Lien on all of the applicable Loan Party’s right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when such Mortgage is filed in the offices specified on Schedule Section 3.20.(c), such Mortgage shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of such Loan Party in such Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 6.02.

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Section 3.21.    Location of Real Property.  Schedule 3.21 lists completely and correctly as of the Closing Date all real property owned by the Borrower and the Subsidiaries and the addresses thereof.

Section 3.22.   Intellectual Property.  Except as set forth on Schedule 3.22, the Borrower and its Subsidiaries own or possess the valid right to use all (i) valid and enforceable patents, patent applications, trademarks, trademark registrations, service marks, service mark registrations, Internet domain name registrations, copyrights, copyright registrations, licenses,  trade secret rights (“Intellectual Property Rights”) and (ii) inventions, software, works of authorships, trade marks, service marks, trade names, databases, formulae, know how, Internet domain names and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary confidential information, systems, or procedures) (collectively, “Intellectual Property Assets”) necessary to conduct their respective businesses as currently conducted, and as proposed to be conducted and described in the Reports.  Neither the Borrower nor any of its Subsidiaries is infringing, misappropriating, or otherwise violating, valid and enforceable Intellectual Property Rights of any other person, and, except as set forth in the financial statements provided pursuant to Section 3.05, have not received written notice of any challenge, by any other person to the rights of the Borrower and its Subsidiaries with respect to any Intellectual Property Rights or Intellectual Property Assets owned or used by the Borrower or any of its Subsidiaries.  Except as described in the financial statements provided pursuant to Section 3.05, the Borrower and its Subsidiaries’ respective businesses as now conducted do not give rise to any infringement of, any misappropriation of, or other violation of, any valid and enforceable Intellectual Property Rights of any other person.  All licenses for the use of the Intellectual Property Rights described in the financial statements provided pursuant to Section 3.05 are valid, binding upon, and enforceable by or against the parties thereto in accordance to its terms.  The Borrower and its Subsidiaries have complied in all material respects with, and are not in breach nor have they received any asserted or threatened claim of breach of any Intellectual Property license that has not been resolved, and to the knowledge of the Borrower there has been no unresolved breach or anticipated breach by any other person to any Intellectual Property license, except where such breach, singularly or in the aggregate, would not have a Material Adverse Effect.  There are no unresolved claims against the Borrower or any of its Subsidiaries alleging the infringement by the Borrower or any of its Subsidiaries of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person, except to the extent that any such claim does not have a Material Adverse Effect.  The Borrower and its Subsidiaries have taken reasonable steps to protect, maintain and safeguard their Intellectual Property Rights, including the execution of appropriate nondisclosure and confidentiality agreements.  The consummation of the transactions contemplated by this Agreement and the other Transaction Documents will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Borrower’s or any of its Subsidiaries’ right to own, use, or hold for use any of the Intellectual Property Rights as owned, used or held for use in the conduct of the business as currently conducted.  The Borrower and its Subsidiaries have taken the necessary actions to obtain ownership of all works of authorship and inventions made by its employees, consultants and contractors during the time they were employed by or under contract with the Borrower or any of its Subsidiaries and which relate to the business of the Borrower and its Subsidiaries. All key employees have signed confidentiality and invention assignment agreements with the Borrower and its Subsidiaries, except where to sign such agreements would not have a Material Adverse Effect.

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Section 3.23.    Labor Matters.  As of the date hereof and the Closing Date, there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened. Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, the hours worked by and payments made to employees of the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound.

Section 3.24.    Solvency.  Immediately after the consummation of the Transactions to occur on the Closing Date, the Borrower and its Subsidiaries, taken as a whole, are Solvent.

Section 3.25.    Sanctioned Persons.  None of the Borrower or any Subsidiary nor, to the knowledge of the Borrower, any director, officer, agent, employee or Affiliate of the Borrower or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Borrower will not directly or indirectly use the proceeds of the Loans or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

Section 3.26.    Foreign Corrupt Practices Act.  Each of the Borrower, the Subsidiaries and their respective directors, officers, agents, employees, and any person acting for or on behalf of the Borrower or such Subsidiaries has complied with, and will comply with, the U.S. Foreign Corrupt Practices Act, as amended from time to time, or any other applicable anti-bribery or anti-corruption law, and it and they have not made, offered, promised, or authorized, and will not make, offer, promise, or authorize, whether directly or indirectly, any payment, of anything of value to: (a) an executive, official, employee or agent of a governmental department, agency or instrumentality, (b) a director, officer, employee or agent of a wholly or partially government-owned or government-controlled company or business, (c) a political party or official thereof, or candidate for political office or (d) an executive, official, employee or agent of a public international organization (e.g., the International Monetary Fund or the World Bank) (“Government Official”); while knowing or having a reasonable belief that all or some portion will be used for the purpose of: (i) influencing any act, decision or failure to act by a Government Official in his or her official capacity, (ii) inducing a Government Official to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity or (iii) securing an improper advantage; in order to obtain, retain, or direct business.

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Section 3.27.   Anti-Terrorism Law.  Neither the Borrower nor any of the Subsidiaries is in violation of any legal requirement relating to any laws with respect to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing effective September 24, 2001 (the “Executive Order”) and the USA PATRIOT Act.

Section 3.28.   No Undisclosed Liabilities.  Neither the Borrower nor any of its Subsidiaries has any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are not properly reflected or reserved against in financial statements provided pursuant to Section 3.05 to the extent required to be so reflected or reserved against in accordance with GAAP, except for (i) liabilities that have arisen in the ordinary course of business consistent with past practice and that have not had a Material Adverse Effect, and (ii) liabilities that, individually or in the aggregate, have not had and would not reasonably be expected to have or result in a Material Adverse Effect.

Section 3.29.   Indebtedness.  Schedule 3.29 hereto sets forth as of the Closing Date all outstanding secured and unsecured Indebtedness of the Borrower and its Subsidiaries, or for which the Company or any Subsidiary has commitments.

Section 3.30.   Rank of Indebtedness.  Except as set forth on Schedule 3.30, no Indebtedness of the Company or any of its Subsidiaries existing as of the Closing is senior to, or pari passu with, the Term Loan in right of payment or redemption, whether with respect to interest, damages or upon liquidation or dissolution or otherwise.

Section 3.31.   No Guarantees of Indebtedness.  Neither the Borrower nor any of its Subsidiaries has guaranteed (directly or indirectly) any Indebtedness of any Person.

Section 3.32.   No Fees.  Except as set forth on Schedule 3.32, the Borrower has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.

Section 3.33.   Transactions with Affiliates.  There are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Borrower, any of its Subsidiaries or any of their respective customers or suppliers on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Borrower, or any of its Subsidiaries, or any Affiliate of the Borrower or any of its Subsidiaries or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder which, in each case, is required to be disclosed in the SEC Reports or in the Borrower’s most recently filed definitive proxy statement on Schedule 14A for an annual meeting of stockholders, that is not so disclosed in the SEC Reports or in such proxy statement.

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Article IV

Conditions of Lending

The obligations of the Lender to make Loan hereunder are subject to the satisfaction of the following conditions:

Section 4.01.    Conditions of Borrowing.   On the Closing Date:

(a)       The representations and warranties set forth in Article III and in each other Loan Document shall be true and correct on and as of the Closing Date, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(b)       On the Closing Date, no Default or Event of Default shall have occurred and be continuing.

(c)       Lender shall have received favorable written opinions of Pryor Cashman LLP, Fennemore Craig, P.C., and Robinson Brog Leinwand Greene Genovese & Gluck P.C., counsel for the Borrower, in form and substance reasonably satisfactory to the Lender.

(d)       The Lender shall have received (i) a copy of the certificate or articles of incorporation (or comparable organizational document), including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State (or comparable entity) of the jurisdiction of its organization, and a certificate as to the good standing (where such concept is applicable) of each Loan Party as of a recent date, from such Secretary of State (or comparable entity), (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or comparable governing body) of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation (or comparable organizational document) of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; and (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above.

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(e)       The Lender shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (a), and (b) of this Section 4.01.

(f)       Contemporaneously with the closing, the Lender shall have received all amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

(g)       The Lender shall have received duly executed counterparts of this Agreement from each party hereto.

(h)       The Lender shall have received duly executed counterparts of each Security Document required to be executed at Closing from each party thereto and the Security Documents shall be in full force and effect on the Closing Date and the Lender shall have a perfected security interest in the Collateral of the type and priority described in each Security Document.

(i)        The Lender shall have received a Perfection Certificate with respect to the Loan Parties dated the Closing Date and duly executed by a Responsible Officer of the Borrower, and shall have received the results of a search of the Uniform Commercial Code filings (or equivalent filings) made with respect to the Loan Parties in the states (or other jurisdictions) of formation of such Persons, in which the chief executive office of each such Person is located and in the other jurisdictions in which such Persons maintain property, in each case as indicated on such Perfection Certificate, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence reasonably satisfactory to the Lender that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 6.02 or have been or will be contemporaneously released or terminated (or are otherwise required to be released pursuant to the terms of a payoff letter reasonably acceptable to Lender).

(j)        The Lender shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.02 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a customary lender’s loss payable endorsement and to name the Lender as additional insured, in form and substance reasonably satisfactory to the Lender.

(k)       All principal, premium, if any, interest, fees and other amounts due or outstanding under the Existing Credit Agreements shall have been or will be, substantially simultaneously with the initial funding of the Loans on the Closing Date, repaid, the commitments thereunder terminated and all guarantees and security in support thereof discharged and released, and the Lender shall have received reasonably satisfactory evidence thereof (it being understood and agreed that such evidence shall be payoff letters from the administrative agents under Existing Credit Agreements satisfactory to the Lender. Immediately after giving effect to the Transactions and the other transactions contemplated hereby, the Borrower and the Subsidiaries shall have outstanding no Indebtedness or preferred stock other than (a) Indebtedness outstanding under this Agreement and (b) other Indebtedness permitted under this Agreement.

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(l)        The Lender shall have received the financial statements referred to in Section 3.05.

(m)       The Lender shall have received a certificate from the chief financial officer of the Borrower certifying that each of the Loan Parties after giving effect to the Transactions to occur on the Closing Date, is Solvent.

(n)       All requisite Governmental Authorities and third parties shall have approved or consented to the Transactions and the other transactions contemplated hereby to the extent required or reasonably requested by the Lender, all applicable appeal periods shall have expired and there shall not be any pending or threatened litigation, governmental, administrative or judicial action that has resulted or could reasonably be expected to restrain, prevent or impose burdensome conditions on the Transactions or the other transactions contemplated hereby.

(o)       The Lender shall have received from the Company a duly executed Warrant to purchase 152,410,185 shares of Common Stock.

(p)       The Lender shall have received from the Company a duly executed counterpart amendment to that certain Registration Rights Agreement, dated as of the date hereof, covering the shares of Common Stock subject to the Warrant.

Notwithstanding anything to the contrary herein or in any other Loan Document, it is understood and agreed that to the extent any security interest in any Collateral is not or cannot be perfected (or, in the case of Mortgages, granted) or any Real Estate Collateral Requirements satisfied on or before the Closing Date (other than the perfection of the security interests in Equity Interests of the Subsidiaries (to the extent required under the terms of the Guarantee and Collateral Agreement) and assets with respect to which a Lien may be perfected by the filing of a financing statement under the UCC or an intellectual property notice filing with the United States Patent and Trademark Office or the United States Copyright Office) after the Loan Parties’ use of commercially reasonable efforts to do so, then the perfection (or, in the case of Mortgages, grant) of a security interest in such Collateral or, if applicable, failure to satisfy any Real Estate Collateral Requirement, shall not constitute a condition precedent to availability of the Credit Facilities on the Closing Date, but instead shall be required to be perfected (or, in the case of Mortgages, granted) within 30 days after the Closing Date (which period may be extended with the consent of the Lender in is sole discretion) pursuant to arrangements to be mutually agreed by the Lender and the Borrower acting reasonably.

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Article V

Affirmative Covenants

The Borrower covenants and agrees with the Lender that so long as this Agreement shall remain in effect and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full, unless the Lender shall otherwise consent in writing, the Borrower will, and will cause each of the Subsidiaries to:

Section 5.01.    Existence;  Compliance with Laws; Businesses and Properties.

(a)       Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05.

(b)       Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations and intellectual property material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated and comply in all material respects with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted.

(c)       The Loan Parties shall, and shall cause each Subsidiary to (i) maintain, preserve, and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, casualty or condemnation excepted, (ii) make all necessary renewals, repairs, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice in order that the business carried on in connection therewith may be properly conducted at all times and (iii) keep all material leases to which any Loan Party is a party in full force and effect.

Section 5.02.    Insurance.

(a)       Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it and maintain such other insurance as may be required by law.

(b)       (i)       Cause all such policies covering any Collateral to be endorsed or otherwise amended to include a customary lender’s loss payable endorsement, in form and substance reasonably satisfactory to the Lender and the Lender, which endorsement shall provide that, from and after the Closing Date, if the insurance carrier shall have received written notice from the Lender of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Borrower or the Loan Parties under such policies directly to the Lender; cause all such policies to provide that neither the Borrower, nor the Lender, nor any other party shall be a coinsurer thereunder and to contain a “Replacement Cost Endorsement,” without any deduction for depreciation, and such other provisions as the Lender may reasonably require from time to time to protect their interests; deliver original or certified copies of all such policies to the Lender; cause each such policy to provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium upon not less than 10 days’ prior written notice thereof by the insurer to the Lender (giving the Lender the right to cure defaults in the payment of premiums) or (ii) for any other reason upon not less than 30 days’ prior written notice thereof by the insurer to the Lender and deliver to the Lender, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Lender) together with evidence satisfactory to the Lender of payment of the premium therefor.

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(ii)       Cause all such policies issued in the United Kingdom to contain a Replacement Cost Endorsement (or such similar endorsement as is customary in the United Kingdom), without any deduction for depreciation, and such other provisions as the Lender may reasonably require from time to time to protect their interests; if the Borrower receives insurance proceeds during the existence of an Event of Default, the Borrower shall deliver to the Lender a certificate stating that Loan Parties intend to use any proceeds from such policies to acquire assets useful to the business of the Loan Parties within 60 days of the receipt of such proceeds, it being expressly agreed that any proceeds not so reinvested shall be immediately paid to the Lender; deliver original or certified copies of all such policies to the Lender; cause each such policy to provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium upon not less than 10 days’ prior written notice thereof by the insurer to the Lender (giving the Lender the right to cure defaults in the payment of premiums) or (ii) for any other reason upon not less than 30 days’ prior written notice thereof by the insurer to the Lender and deliver to the Lender, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Lender) together with evidence satisfactory to the Lender of payment of the premium therefor.

(c)       If at any time the area in which the Premises (as defined in the Mortgages) are located is designated (i) a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance, if so requested by the Lender, in such total amount as the Lender may from time to time require and otherwise comply with the NFIP as set forth in the Flood Laws or (ii) a “Zone 1” area, obtain earthquake insurance in such total amount as the Lender may from time to time require. Following the Closing Date, the Borrower shall deliver to the Lender annual renewals of the flood insurance policy or annual renewals of a force-placed flood insurance policy for each Mortgaged Property if flood insurance for such Mortgaged Property was requested by any Lender. In connection with any amendment to this Agreement pursuant to which any increase, extension, or renewal of Loans is contemplated, the Borrower shall, if requested by any Lender, cause to be delivered to the Lender for any Mortgaged Property, a Flood Determination Form, Borrower Notice and Evidence of Flood Insurance, as applicable.

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(d)       With respect to any Mortgaged Property, carry and maintain comprehensive general liability insurance including the “broad form CGL endorsement” and coverage on an occurrence basis against claims made for personal injury (including bodily injury, death and property damage) and umbrella liability insurance against any and all claims, in no event for a combined single limit of less than that which is customary for companies in the same or similar businesses operating in the same or similar locations, naming the Lender as an additional insured, on forms satisfactory to the Lender.

(e)       Notify the Lender promptly whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.02 is taken out by any Loan Party and promptly deliver to the Lender a duplicate original copy of such policy or policies.

(f)        Within 30 days following the Closing Date, obtain a key man life and disability insurance policy covering Daniel O’Neill in an amount no less than $15,000,000 , which names the Lender as the sole beneficiary from an insurance company or companies, and otherwise on terms, acceptable to the Lender in its sole discretion (the “Key Man Policy”), and maintain the Key Man Policy in full force and effect at all times thereafter.

Section 5.03.    Obligations and Taxes. .  Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all Taxes, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided that such payment and discharge shall not be required with respect to any such Tax so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings, the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP, such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien and, in the case of a Mortgaged Property, there is no risk of forfeiture of such property.

Section 5.04.    Financial Statements, Reports, etc.  In the case of the Borrower, furnish to Lender:

(a)       within 75 days after the end of each fiscal year (except for the year ended December 31, 2015, which shall be within 90 days after the end of such fiscal year), its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, together with comparative figures for the immediately preceding fiscal year, all audited by Rehmann Robson LLC or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall be without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, together with a customary “management discussion and analysis”;

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(b)       within 40 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, and, other than with respect to quarterly reports during the remainder of the first fiscal year after the Closing Date, comparative figures for the same periods in the immediately preceding fiscal year, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments, together with a customary “management discussion and analysis”;

(c)       concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer in the form of Exhibit B certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

(d)       within 60 days after the beginning of each fiscal year of the Borrower, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flows as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;

(e)       promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be;

(f)        promptly after the receipt thereof by the Borrower or any of the Subsidiaries, a copy of any “management letter” received by any such Person from its certified public accountants and the management’s response thereto; and

(g)       promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Lender may reasonably request.

Section 5.05.    Litigation and Other Notices.  Furnish to the Lender prompt written notice of the following:

(a)       any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

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(b)       the filing or commencement of, or any threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Affiliate thereof that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

(c)       any development that has resulted or could reasonably be expected to result in a Material Adverse Effect.

Section 5.06.    Information Regarding Collateral.

(a)       Furnish to the Lender prompt written notice of any change (i) in the corporate name of any Loan Party, (ii) in the jurisdiction of organization or formation of any Loan Party, (iii) in any Loan Party’s identity or corporate structure or (iv) in any Loan Party’s Federal Taxpayer Identification Number. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Lender to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Borrower also agrees promptly to notify the Lender if any material portion of the Collateral is damaged or destroyed.

(b)       In the case of the Borrower, each year, at the time of delivery of the annual financial statements with respect to the preceding fiscal year pursuant to Section 5.04.(a), deliver to the Lender a certificate of a Financial Officer setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section 5.06.

Section 5.07.    Maintaining Records; Access to Properties and Inspections; Maintenance of Ratings. Keep proper books of record and account in which full, true and correct entries in all material respects in conformity with GAAP or, with respect to Subsidiaries organized outside of the United States, the local accounting standards applicable to the relevant jurisdiction, and all requirements of law are made of all dealings and transactions in relation to its business and activities. Each Loan Party will, and will cause each of its subsidiaries to, permit any representatives designated by the Lender to visit and inspect the financial records and the properties of such Person at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Lender to discuss the affairs, finances and condition of such Person with the officers thereof and independent accountants therefor.

Section 5.08.    Use of Proceeds.  Use the proceeds of the Loans only for the purposes specified in Schedule 3.15.

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Section 5.09.    Employee Benefits.  (a) Comply in all material respects with the provisions of ERISA, the Code and all other laws and regulations applicable to Plans, (b) furnish to the Lender as soon as possible after, and in any event within ten days after any responsible officer of the Borrower, any ERISA Affiliate or any Loan Party knows or has reason to know that, any ERISA Event has occurred or is reasonably expected to occur that, alone or together with any other ERISA Event that has occurred or is reasonably expected to occur that has resulted or could reasonably be expected to result in a Material Adverse Effect on the Borrower, any ERISA Affiliate or any Loan Party, a statement of a Financial Officer of the Borrower setting forth details as to such ERISA Event and the action, if any, that the Borrower proposes to take with respect thereto and (c) promptly and in any event within 30 days after the filing thereof with the United States Department of Labor, furnish to the Lender copies of each Schedule SB (Actuarial Information) to the Annual Report (Form 5500 Series) with respect to each Plan.

Section 5.10.    Compliance with Environmental Laws.  Comply, and cause all lessees and any other Person leasing or occupying its properties to comply, in all material respects with all applicable Environmental Laws; obtain and renew all material environmental permits necessary for its operations and properties; and conduct any remedial action in accordance with Environmental Laws; provided that none of the Borrower or any Subsidiary shall be required to undertake any remedial action to the extent that its obligation to do so is being contested by the Borrower or any Subsidiary in good faith and by proper proceedings, appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP and any such delay or inaction with respect to such remedial action does not violate any Environmental Law.

Section 5.11.   Further Assurances.   (a) Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or that the Lender may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Security Documents.

(b)       If, following the Closing Date, any Domestic Subsidiary or Foreign Subsidiary is acquired or organized, the Borrower shall promptly (and in any event within 30 days (or such longer period as the Lender shall agree) of such event) (i) notify the Lender thereof, (ii) cause such Subsidiary to become a Loan Party by executing the Guarantee and Collateral Agreement (or a supplement thereto in the form specified therein), (iii) cause (A) the Equity Interests of such Subsidiary and (B) the Equity Interests of any Subsidiary owned by such Subsidiary to be pledged to the Lender on a first-priority basis and deliver to the Lender all certificates or other instruments representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank to the extent required by the Security Documents, (iv) promptly (and, in the case of any security interests in real property, as soon as reasonably practicable) cause all documents and instruments, including Uniform Commercial Code financing statements and Mortgages, required by law or reasonably requested by the Lender to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and perfect or record such Liens to the extent, and with the priority, required by the Security Documents, to be filed, registered or recorded or delivered to the Lender for filing, registration or recording, in each case except with respect to any Excluded Assets (as defined in the Guarantee and Collateral Agreement), (v) cause each Loan Party to take all other action required by law, under the Security Documents or reasonably requested by the Lender to perfect, register and/or record the Liens granted by it thereunder and (vi) cause to be delivered to the Lenders all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Lender shall reasonably request to evidence compliance with this Section 5.11.(b). If any fee owned real property, is acquired by any Loan Party after the Closing Date, having a value in excess of $100,000 the Borrower will notify the Lender thereof, and, if requested by the Lender, the Borrower will, no later than 90 days after such acquisition, cause such assets to be subjected to a Lien securing the Obligations and will take such actions as shall be requested by the Lender to grant and perfect such Liens, including the satisfaction of the Real Estate Collateral Requirements, all at the expense of the Borrower.

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Section 5.12.    Post-Closing Obligations.

(a)       Real Property Collateral. On or before a date which is 60 days following the Closing Date (unless a later date is otherwise agreed to by the Lender), the Real Estate Collateral Requirements shall have been satisfied.

(b)       Other. Take all such actions as shall be set forth on Schedule 5.12 within the time periods specified on Schedule 5.12 (unless a later date is otherwise agreed to by the Lender).

Article VI

Negative Covenants

The Borrower covenants and agrees with the Lender that until the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full (other than contingent indemnification and expense reimbursement obligations for which no claim has been made), unless the Lender shall otherwise consent in writing, the Borrower will not, nor will it cause or permit any of the Subsidiaries to:

Section 6.01.    Indebtedness.  Incur, create, assume or permit to exist any Indebtedness, except

(a)       Indebtedness existing on the date hereof and set forth on Schedule Section 6.01.(a);

(b)       Indebtedness created hereunder and under the other Loan Documents;

(c)       Intercompany Indebtedness of the Borrower and the Subsidiaries; provided that any such Indebtedness that is owed by a Loan Party to a Subsidiary that is not a Loan Party is subordinated to the Obligations pursuant to an Affiliate Subordination Agreement;

(d)       Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets; provided that (A) such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Indebtedness permitted by this Section 6.01.(d), when combined with the aggregate principal amount of all Capital Lease Obligations incurred pursuant to Section 6.01.(e) shall not exceed $500,000 at any time outstanding;

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(e)       Capital Lease Obligations and purchase money obligations in an aggregate principal amount, when combined with the aggregate principal amount of all Indebtedness incurred pursuant to Section 6.01.(d), shall not exceed $500,000 at any time outstanding;

(f)        Indebtedness under performance bonds or with respect to workers’ compensation claims, in each case incurred in the ordinary course of business;

(g)       Indebtedness acquired or assumed in connection with any Permitted Acquisition or other acquisition permitted under Section 6.04; provided that (A) such Indebtedness exists at the time of such Permitted Acquisition or other acquisition and is not created in contemplation of or in connection with such Permitted Acquisition or other acquisition, (B) immediately before and after such Person becomes a Subsidiary, no Default or Event of Default shall have occurred and be continuing and (C) the aggregate principal amount of Indebtedness permitted by this Section 6.01.(g) shall not exceed $500,000 at any time outstanding;

(h)       Permitted Unsecured Debt of the Borrower or any Subsidiary incurred to finance any acquisition permitted by Section 6.04.(e); provided that Indebtedness shall be permitted under this paragraph only if, at the time of the incurrence thereof no Default or Event of Default has occurred and is continuing at such time;

(i)        Indebtedness consisting of unsecured guarantees arising with respects to customary indemnification obligations to purchasers in connection with Dispositions permitted by Section 6.06;

(j)        Financing of insurance premiums in the ordinary course of business;

(k)       Indebtedness incurred in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so-called “procurement cards” or “P-cards”), or cash management services, netting services, overdraft protection, and other like services, in each case incurred in the ordinary course of business;

(l)        unsecured Indebtedness owing to former employees, officers or directors (or any spouses, ex-spouses, or estates of any of the foregoing) incurred in connection with the repurchase by Borrower of the Equity Interests of Borrower that have been issued to such Persons, so long as (i) no Default or Event of Default has occurred and is continuing or would result from the incurrence of such Indebtedness, and (ii) the aggregate amount of all such Indebtedness outstanding at any one time does not exceed $250,000;

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(m)       Accrual of interest, accretion or amortization of original issue discount, or the payment of interest in kind, in each case on Indebtedness that otherwise constitutes Indebtedness permitted under this Section 6.01;

(n)       to the extent constituting Indebtedness, customary purchase price adjustments, earn outs, indemnification obligations, unsecured guarantees thereof and similar items of the Borrower or any of its Subsidiaries in connection with Permitted Acquisitions, other acquisitions permitted under Section 6.04, Asset Sales or other Dispositions permitted under Section 6.06; and

(o)       other Indebtedness of the Borrower or the Subsidiaries in an aggregate principal amount not exceeding $250,000 at any time outstanding.

Section 6.02.    Liens.  Create, incur, assume or permit to exist any Lien on any property or assets (including Equity Interests or other securities of any Person, including the Borrower or any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

(a)       Liens on property or assets of the Borrower and its Subsidiaries existing on the date hereof and set forth on Schedule Section 6.02.(a); provided that such Liens shall secure only those obligations which they secure on the date hereof;

(b)       any Lien created under the Loan Documents;

(c)       any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or assets of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary, as the case may be; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, (ii) such Lien does not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien secures only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be;

(d)       Liens for Taxes not yet due or which are being contested in compliance with Section 5.03;

(e)       carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and securing amounts not overdue for a period of more than 30 days, or, if more than 30 days overdue, (i) which are being contested in compliance with Section 5.03 or (ii) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;

(f)        pledges and deposits made in the ordinary course of business in compliance with workmen’s compensation, unemployment insurance and other social security laws or regulations;

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(g)       deposits to secure the performance of leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, and other obligations of a like nature incurred in the ordinary course of business;

(h)       zoning restrictions, easements, rights-of-way, restrictions on use of real property, minor defects or irregularities of title and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

(i)        security interests to secure Indebtedness permitted by Section 6.01.(d) and Section 6.01.(e) provided that (i) such security interests are incurred, and the Indebtedness secured thereby is created, within 180 days after such acquisition, construction or improvement, (ii) the Indebtedness secured thereby does not exceed the lesser of the cost or the fair market value of such assets at the time of such acquisition, construction or improvement and (iii) such security interests do not apply to any other property or assets of the Borrower or any Subsidiary, other than any proceeds, products, accessions or improvements with respect to such assets; provided that individual financings of such assets provided by one lender may be cross-collateralized to other financings of fixed or capital assets provided by such lender;

(j)        judgment Liens securing judgments not constituting an Event of Default under Section 7.01.(i);

(k)       any license or sub-license entered into in the ordinary course of business and the interest of any non-exclusive licensors under license agreements (including, for the avoidance of doubt, relating to intellectual property);

(l)        any interest or title or right of a lessor or sub-lessor under any lease or sub-lease entered into in the ordinary course of business and covering only the assets so leased;

(m)       Liens arising from precautionary UCC financing statements filed in connection with operating leases;

(n)       bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Permitted Investments on deposit in one or more accounts maintained by the Borrower or any of its Subsidiaries (including any restriction on the use of such cash and Permitted Investment), in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank or banks with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(o)       Liens on cash earnest money deposits made in connection with Permitted Acquisitions or other acquisitions permitted under Section 6.04;

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(p)       Liens in favor of the Borrower or any Subsidiary securing Indebtedness permitted under Section 6.01.(c);

(q)       Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under Section 6.01.(j) hereof;

(r)        Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties not yet delinquent in connection with the importation of goods in the ordinary course of business;

(s)       other Liens securing liabilities in an aggregate amount not to exceed $250,000 at any time outstanding;

(t)        Liens incurred pursuant to the Additional Lender Credit Agreement and the Additional Lender Security Agreement.

Section 6.03.    Sale and Lease-Back Transactions.  Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred unless (a) the sale or transfer of such property is permitted by Section 6.06 and (b) any Capital Lease Obligations or Liens arising in connection therewith are permitted by Section 6.01 and Section 6.02, as the case may be.

Section 6.04.    Investments, Loans and Advances.  Purchase, hold or acquire any Investment in a Person except:

(a)       Investments existing on the date hereof and set forth on Schedule Section 6.04;

(b)       Permitted Investments;

(c)       Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(d)       the Borrower and the Subsidiaries may make loans and advances in the ordinary course of business in accordance with their usual practice to their respective employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $250,000;

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(e)       the Borrower or any Subsidiary may acquire all or substantially all the assets of a Person or line of business of such Person or not less than 75% of the Equity Interests of a Person (referred to herein as the “Acquired Entity”); provided that (i) the Acquired Entity shall be in a similar line of business as that of the Borrower and the Subsidiaries as conducted during the current and most recent calendar year and (ii) at the time of such transaction (A) both before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, (B) the Acquired Entity shall become a Loan Party or the acquired assets shall be owned by a Loan Party, (C) the total consideration paid in connection with such acquisition and any other acquisitions pursuant to this Section 6.04.(e) (including any Indebtedness of the Acquired Entity that is assumed by the Borrower or any Subsidiary following such acquisition and any payments following such acquisition pursuant to earn-out provisions or similar obligations) shall not in the aggregate exceed $1,000,000, (D) the Borrower shall have delivered a certificate of a Financial Officer, certifying as to the foregoing and containing reasonably detailed calculations in support thereof, in form and substance satisfactory to the Lender and (E) the Borrower shall comply, and shall cause the Acquired Entity to comply, with the applicable provisions of Section 5.11 and the Security Documents (any acquisition of an Acquired Entity meeting all the criteria of this Section 6.04.(e) being referred to herein as a “Permitted Acquisition”);

(f)        Investments consisting of the non-cash portion of the sales price received for Dispositions permitted by Section 6.06;

(g)       lease, utility and other deposits or advances in the ordinary course of business;

(h)       cash earnest money deposits made in connection with Permitted Acquisitions or other acquisitions permitted by Section 6.04;

(i)        investments in the ordinary course of business consisting of endorsements for collection or deposit;

(j)        acquisitions of, investments in, and loans and advances to, joint ventures, so long as the aggregate amount invested, loaned or advanced pursuant to this paragraph (j) on or after the Closing Date (determined without regard to any write-downs or write-offs of such investments, loans or advances) does not at any time outstanding exceed $500,000;

(k)       Investments of any Person existing at the time such person becomes a Subsidiary, or consolidates, amalgamates or merges with the Borrower or any of the Subsidiaries (including in connection with a Permitted Acquisition) (but excluding investments in subsidiaries which must be otherwise permitted by this Section 6.04) so long as such investments were not made in contemplation of such person becoming a Subsidiary or of such consolidation, amalgamation or merger; and

(l)        in addition to Investments permitted by paragraphs (a) through (k) above, additional Investments by the Borrower and the Subsidiaries so long as the aggregate amount invested, loaned or advanced pursuant to this paragraph (l) (determined without regard to any write-downs or write-offs of such Investments) does not exceed $250,000.

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Section 6.05.    Mergers and Consolidations.  Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of related transactions) all or substantially all the assets of the Borrower or any Subsidiary, except that (i) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (x) any Wholly Owned Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, and (y) any Subsidiary may merge into or consolidate with any other Subsidiary in a transaction in which the surviving entity is a Subsidiary (provided that if any party to any such transaction is a Loan Party, the surviving entity of such transaction shall be a Loan Party) and (ii) the Borrower and the Subsidiaries may make Permitted Acquisitions and other Investments permitted by Section 6.04.

Section 6.06.    Dispositions.  Dispose of any property or assets, other than:

(a)       Dispositions of damaged, worn-out, obsolete or surplus equipment and property (including intellectual property no longer material to the business of the Borrower or any of the Subsidiaries) no longer used or useful in the business of the Borrower and its Subsidiaries, in each case in the ordinary course of business;

(b)       Dispositions of inventory in the ordinary course of business;

(c)       Dispositions of Permitted Investments;

(d)       Dispositions between and among the Borrower and the Subsidiaries; provided that the transferor in such a transaction is a Loan Party and the transferee in such a transaction is a Loan Party;

(e)       Dispositions among Subsidiaries that are not Loan Parties;

(f)        the sale of services, or the termination of any contracts, in each case in the ordinary course of business;

(g)       the granting of Liens permitted by Section 6.02;

(h)       the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

(i)        any involuntary loss, damage or destruction of property, or any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property, provided such event does not have a Material Adverse Effect;

(j)        the leasing or subleasing of assets of Borrower or its Subsidiaries in the ordinary course of business;

(k)       (i) the lapse of registered patents, trademarks, copyrights and other intellectual property of Borrower and its Subsidiaries to the extent not economically desirable in the conduct of their business or (ii) the abandonment of patents, trademarks, copyrights or other intellectual property rights in the ordinary course of business.

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(l)        the making of Restricted Payments that are expressly permitted to be made pursuant to this Agreement;

(m)      Dispositions constituting the licensing or cross-licensing of intellectual property on a non-exclusive basis in the ordinary course of business;

(n)       sale leaseback transactions with respect to (i) the Company’s facility located at 14200 Ironwood Drive, Grand Rapids, Michigan 49544 or (ii) any other property having an aggregate fair market value not to exceed $250,000; and

(o)       Dispositions not otherwise permitted hereunder; provided that (i) at the time of such Disposition, no Default or Event of Default shall have occurred and be continuing or would result from such Disposition, (ii) not less than seventy-five percent (75%) of the aggregate sale price from such disposition shall be paid in cash, (iii) the aggregate Net Cash Proceeds of all Dispositions pursuant to this paragraph (o) shall not exceed $1,000,000 in any fiscal year and (iv) all such Dispositions shall be for at least the fair market value of the assets or property subject to such Disposition.

Section 6.07.    Restricted Payments; Restrictive Agreements.   (a) Declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so; except

(i)       any Subsidiary may declare and pay dividends or make other distributions ratably to its equity holders;

(ii)      so long as no Event of Default or Default shall have occurred and be continuing or would result therefrom, the Borrower may repurchase its Common Stock owned by employees of the Borrower or the Subsidiaries or make payments to employees of the Borrower or the Subsidiaries upon termination of employment in connection with the exercise of stock options, stock appreciation rights or similar equity incentives or equity based incentives outstanding on the date hereof or issued pursuant to the LTIP or in connection with the death or disability of such employees in an aggregate amount not to exceed $500,000 in any fiscal year;

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(b)       Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (ii) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (A) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (B) the foregoing shall not apply to restrictions and conditions existing on the date hereof as set forth on Schedule Section 6.07.(b) (including any extensions or renewals thereof), (C) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale; provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (D) the foregoing shall not apply to customary provisions in licenses and sub-licenses restricting the assignment thereof, (E) the foregoing shall not apply to restrictions and conditions imposed on any Foreign Subsidiary by the terms of any Indebtedness of such Foreign Subsidiary permitted to be incurred hereunder, (F) clause (i) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (G) clause (i) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof, (H) the foregoing shall not apply to any agreement or other instrument of a Person acquired by the Borrower or any Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof or in connection therewith), which restriction or condition is not applicable to any Person or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the person and its Subsidiaries, so acquired; and (I) the foregoing shall not apply to any restrictions or conditions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or other obligations referred to in clauses (A) through (J) above, provided that the restrictions and conditions contained in such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive than those restrictions and conditions in effect immediately prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing under the applicable contract, instrument or other obligation.

Section 6.08.    Transactions with Affiliates.  Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:

(a)       transactions between or among Loan Parties;

(b)       any Restricted Payment permitted by Section 6.07;

(c)       any Investment permitted by Section 6.04;

(d)       any transaction pursuant to Section 6.11;

(e)       mergers, consolidations, amalgamations, liquidations, dissolutions and transfers of assets permitted by Section 6.05;

(f)       the Borrower or any Wholly Owned Subsidiary may engage in transactions with any Wholly Owned Subsidiary that are consistent with past practice and that the Borrower determines to be in the best interests of the Borrower and the Subsidiaries to the extent otherwise permitted hereunder;

(g)       the Borrower or any Subsidiary may engage in any of the foregoing transactions at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties.

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Section 6.09.    Business of the Borrower and Subsidiaries.  Engage at any time in any business or business activity other than the business currently conducted by them and business activities reasonably incidental thereto.

Section 6.10.    Other Indebtedness and Agreements.

(a)       Permit (i) any waiver, supplement, modification, amendment, termination or release of any indenture, instrument or agreement pursuant to which any Indebtedness of the Borrower or any of the Subsidiaries is outstanding if the effect of such waiver, supplement, modification, amendment, termination or release would increase the obligations of the obligor or confer additional rights on the holder of such Indebtedness or would permit payment thereunder otherwise prohibited by Section 6.10.(b), or (ii) any waiver, supplement, modification or amendment of its certificate of incorporation, by-laws, operating, management or partnership agreement or other organizational documents, to the extent any such waiver, supplement, modification or amendment would be adverse to the Lender in any respect.

(b)       Optionally prepay, redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any Indebtedness that is subordinated or secured on a junior-lien basis, or constitutes Permitted Unsecured Debt.

Section 6.11.    Equity Issuances.  Except as set forth on Schedule 6.11, sell or issue any Equity Interests.

Article VII

Events of Default

Section 7.01.    Events of Default.  In case of the happening of any of the following events (“Events of Default”):

(a)       any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

(b)       default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c)       default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five (5) Business Days;

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(d)       default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in the last paragraph of Section 4.01, Section 5.01(a), Section Section 5.05, Section Section 5.08 or in Article VI.

(e)       default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after the notice thereof from the Lender to the Borrower;

(f)        (i) the Borrower or any Subsidiary shall fail to pay any principal or interest, regardless of amount, due in respect of any Material Indebtedness, when and as the same shall become due and payable beyond the period of grace, if any, provided in the instrument or agreement pursuant to which such Indebtedness was created, or (ii) any other event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(g)       an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Subsidiary, or of a substantial part of the property or assets of the Borrower or a Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of the property or assets of the Borrower or a Subsidiary or (iii) the winding-up or liquidation of the Borrower or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h)       the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of the property or assets of the Borrower or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

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(i)        one or more judgments shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Subsidiary to enforce any such judgment and such judgment either (i) is for the payment of money in an aggregate uninsured amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment and does not deny coverage) in excess of $1,000,000 or (ii) is for injunctive relief and has resulted or could reasonably be expected to result in a Material Adverse Effect;

(j)        an ERISA Event shall have occurred or is reasonably expected to occur that, when taken either alone or together with all other such ERISA Events, has resulted or could reasonably be expected to result in a Material Adverse Effect;

(k)       any Guarantee under the Guarantee and Collateral Agreement for any reason shall cease to be in full force and effect (other than in accordance with its terms), or any Guarantor shall deny in writing that it has any further liability under the Guarantee and Collateral Agreement (other than as a result of the discharge of such Guarantor in accordance with the terms of the Loan Documents);

(l)        any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by the Borrower or any other Loan Party not to be, a valid, perfected (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby; or

(m)       there shall have occurred a Change in Control;

then, and in every such event (other than an event with respect to the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Lender may, by notice to the Borrower, declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower described in paragraph (g) or (h) above, the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding. In addition, the Lender may exercise all other rights and remedies available to the Lender to effect the repayment of the Obligations.

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Section 7.02.    Application of Proceeds.  Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied in the order specified in the Guarantee and Collateral Agreement.

Article VIII

Miscellaneous

Section 8.01.   Notices; Electronic Communications.  Except for notices and other communications expressly permitted to be given by telephone hereunder (and except as provided in this Section 8.01), notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(a)       if to the Borrower, to it at Electronic Cigarettes International Group, Ltd., 14200 Ironwood Drive, Grand Rapids, MI 49544, Attention of Philip Anderson (Facsimile No. (888) 479-0691, Email: phil.anderson@ecigcorporate.com); and

(b)       if to the Lender, to it at Calm Waters Partnership, 115 S. 84th St., Milwaukee, WI 53214, Attention of Richard S. Strong (Facsimile No. (414) 453-9174, Email: jbrown@baraboogrowth.com and kdavis@baraboogrowth.com), with a copy to Calm Waters Partnership, 115 S. 84th St., Milwaukee, WI 53214, Attention of Susan Hollister (Facsimile No. (414) 453-9174, Email: shollister@baraboogrowth.com).

All notices and other communications given to any party hereto, in accordance with the provisions of this Agreement, shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service, or sent by fax or on the date five (5) Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 8.01, or in accordance with the latest unrevoked direction from such party given in accordance with this Section 8.01. As agreed to among the Borrower and the Lender from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable Person provided from time to time by such Person.

The Borrower hereby agrees, unless directed otherwise by the Lender or unless the electronic mail address referred to below has not been provided by the Lender to the Borrower, that it will, and will cause its Subsidiaries to, provide to the Lender all information, documents and other materials that it is obligated to furnish to the Lender pursuant to the Loan Documents, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (ii) provides notice of any Default or Event of Default under this Agreement or any other Loan Document or (iii) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other extension of credit hereunder (all such nonexcluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Lender to an electronic mail address as directed by the Lender. In addition, the Borrower agrees, and agrees to cause its Subsidiaries, to continue to provide the Communications to the Lender in the manner specified in the Loan Documents but only to the extent requested by the Lender.

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The Borrower hereby acknowledges that the Lender may not wish to receive material nonpublic information with respect to the Borrower or its respective securities. The Borrower hereby agrees that (i) all materials and/or information provided by, or on behalf of, the Borrower hereunder (collectively, the “Borrower Materials”) that are to be made available to the Lender shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, and (ii) by marking all Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Lender to treat such Borrower Materials as not containing any material nonpublic information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws. Notwithstanding the foregoing, the following Borrower Materials shall be deemed to be marked “PUBLIC,” unless the Borrower notifies the Lender in writing (including by email) promptly prior to their intended distribution after the Borrower has had a reasonable opportunity to review the Borrower Materials that any such document contains material nonpublic information: (1) the Loan Documents, (2) any notification of changes in the terms of the Term Loan and (3) all information delivered pursuant to Section 5.04.(a), Section 5.04.(b) and Section 5.04.(c). Notwithstanding the foregoing, with the Lender’s prior written consent, the Borrower may provide Borrower Materials that are not marked “PUBLIC”.

Section 8.02.    Survival of Agreement.  All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid. The provisions of Sections Section 2.08, Section 2.10 and Section 8.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document or any investigation made by or on behalf of the Lender.

Section 8.03.    Binding Effect.  Subject to Section 4.01, this Agreement shall become effective when it shall have been executed by the Borrower and the Lender and when the Lender shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.

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Section 8.04.    Successors and Assigns.

(a)       Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender, and the Lender may assign or otherwise transfer any of its rights or obligations hereunder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 8.04.(c) and, to the extent expressly contemplated hereby, the Related Parties of the Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)       Assignments by Lenders. The Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it).

(c)       Participations. The Lender may at any time, without the consent of, or notice to, the Borrower, sell participations to any Person (other than a natural Person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of Loans owing to it); provided that (i) the Lender’s obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower and the Lender shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which the Lender sells such a participation shall provide that the Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that the Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to the following: decreasing any fees payable to such Participant hereunder or the amount of principal of or the rate at which interest is payable on the Loans in which such Participant has an interest, or extending any scheduled principal payment date or date fixed for the payment of interest on the Loans in which such Participant has an interest, or releasing Guarantors (other than in connection with the sale of any Guarantor in a transaction permitted by Section 6.05) or all or substantially all of the Collateral). The Borrower agrees that each Participant shall be entitled to the benefits of Sections Section 2.08 and Section 2.10 (subject to the requirements and limitations therein, including the requirements under Section 2.10 (it being understood that the documentation required under Section 2.10.(f) shall be delivered to the participating Lender))) to the same extent as if it were the Lender and had acquired its interest by assignment pursuant to Section 8.04.(b); provided that such Participant shall not be entitled to receive any greater payment under Sections Section 2.08 and Section 2.10, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.06 as though it were the Lender. The Lender shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that the Lender shall not have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

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(d)       Certain Pledges. The Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of the Lender; provided that no such pledge or assignment shall release the Lender from any of its obligations hereunder or substitute any such pledgee or assignee for the Lender as a party hereto.

Section 8.05.    Expenses; Indemnity.  (a) The Borrower agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Lender (and each of its Affiliates) in connection with the preparation and administration of this Agreement and the other Loan Documents and in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) and incurred by the Lender (and each of its Affiliates) in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made hereunder, including (i) the fees, charges and disbursements of Godfrey & Kahn, S.C., counsel for the Lender, and, (ii) in connection with any such enforcement or protection, the fees, charges and disbursements of any other counsel for the Lender (and each of its Affiliates).

(b)       The Borrower agrees to indemnify the Lender and each Related Party of the Lender (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including counsel and consultant or other expert fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans, (iii) any Environmental Liability related in any way to the Loan Parties, any of their respective subsidiaries or predecessors or any property currently or formerly owned, leased or operated by the Loan Parties or any of their respective subsidiaries or predecessors, including the Mortgaged Properties, or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by the Borrower, any other Loan Party or any of their respective Affiliates or any other Person); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the gross negligence, bad faith or willful misconduct of such Indemnitee. This Section 8.05.(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, liabilities and related expenses arising from any non-Tax claim.

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(c)       To the extent permitted by applicable law, the Borrower shall not assert, and the Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

(d)       The provisions of this Section 8.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document or any investigation made by or on behalf of the Lender. All amounts due under this Section 8.05 shall be payable on written demand therefor.

Section 8.06.    Right of Setoff.  If an Event of Default shall have occurred and be continuing, the Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all assets at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by the Lender, irrespective of whether or not the Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of the Lender under this Section 8.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

Section 8.07.    Waivers; Amendment.   (a) No failure or delay of the Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lender hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

(b)       No Loan Document or provision thereof may be waived, amended or modified except, in the case of this Agreement, by an agreement or agreements in writing entered into by the Borrower and the Lender or, in the case of any other Loan Document, by an agreement or agreements in writing entered into by the parties thereto with the consent of the Lender; provided that any waiver, amendment and/or modification must also be in accordance with the Intercreditor Agreement.

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Section 8.08.    Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 8.08 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 8.09.    Entire Agreement.  This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Unless otherwise specified therein, any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, the Related Parties of the Lender) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

Section 8.10.    WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 8.10.

Section 8.11.    Severability.  In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

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Section 8.12.    Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 8.03. Delivery of an executed signature page to this Agreement by facsimile transmission or other customary means of electronic transmission (e.g. “pdf”) shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 8.13.    Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 8.14.    Applicable Law.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT OR ANY SUCH OTHER LOAN DOCUMENTS (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 8.15.    Jurisdiction; Consent to Service of Process.  (a) The Borrower hereby irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or tort or otherwise, against the Lender or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document (except as otherwise expressly stated therein) or the transactions relating hereto or thereto, in any forum other than any New York State court or Federal court of the United States of America sitting in the borough of Manhattan in New York City, and any appellate court from any thereof, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

(b)       The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of, or relating to, this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)       Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

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Section 8.16.    Electronic Execution of Assignments.  (a) The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 8.17.    No Fiduciary Duty.  The Lender and its Affiliates (collectively, solely for purposes of this paragraph, the “Lender”), may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their Affiliates. Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Lender, on the one hand, and such Loan Party, its stockholders or its Affiliates, on the other. The Loan Parties acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lender, on the one hand, and the Loan Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) the Lender has not assumed an advisory or fiduciary responsibility in favor of any Loan Party, its stockholders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether the Lender has advised, is currently advising or will advise any Loan Party, its stockholders or its Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (y) the Lender is acting solely as principal and not as the agent or fiduciary of any Loan Party, its management, stockholders, creditors or any other Person. Each Loan Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Loan Party agrees that it will not claim that the Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Loan Party, in connection with such transaction or the process leading thereto.

Section 8.18.    Release of Collateral and Guarantees.  (a) All security interests and Liens granted or created under the Security Documents shall automatically terminate when all the Obligations (other than contingent indemnification and expense reimbursement obligations for which no claim has been made) have been indefeasibly paid in full in cash.

(b)       A Guarantor shall automatically be released from its obligations under the Security Documents and all security interests and Liens granted in the Collateral of such Guarantor shall be automatically released upon the consummation of any transaction permitted by this Agreement as a result of which such Guarantor ceases to be a Guarantor or a Subsidiary;

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(c)       Security interests and Liens granted or created under the Security Documents shall be terminated with respect to Collateral (i) upon any sale or other transfer by any Loan Party of any Collateral that is permitted under this Agreement to any person that is not the Borrower or a Guarantor, except to the extent necessary for the Lender to retain security interests and Liens on the proceeds thereof and (ii) upon the effectiveness of any written consent to the release of the security interest or Lien granted under the Security Documents in any Collateral pursuant thereto.

(d)       In connection with any termination or release pursuant to paragraph (a), (b) or (c) above, the Lender shall promptly execute and deliver to any Loan Party, at such Loan Party’s expense, all Uniform Commercial Code termination statements and other documents that such Loan Party shall reasonably request to evidence such termination, release or subordination. Any execution and delivery of documents pursuant to this Section 8.18 shall be without recourse to or representation or warranty by the Lender. Without limiting the provisions of , the Borrower shall reimburse the Lender upon demand for all reasonable and documented costs and out of pocket expenses, including the reasonable and documented fees, charges and expenses of counsel, incurred by it in connection with any action contemplated by this Section 8.18.

Article IX

Representations and Warranties of Lender

The Lender represents and warrants to the Borrower on the Closing Date that:

Section 9.01.    Organization; Authority.  The Lender is an entity duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation with full right, partnership power and authority to enter into and to consummate the transactions contemplated by the Loan Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Loan Documents and performance by the Lender of the transactions contemplated by the Loan Documents have been duly authorized by all necessary partnership action on the part of the Lender . Each Loan Document to which it is a party has been duly executed by the Lender, and when delivered by the Lender in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Lender, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

Section 9.02.    Own Account. The Lender understands that the Notes have not been registered under the Securities Act or any applicable state securities law and is acquiring the Notes as principal for its own account and not with a view to or for distributing or reselling such Notes or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Notes in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Notes in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Lender’s right to sell the Notes in compliance with applicable federal and state securities laws). The Lender is acquiring the Notes hereunder in the ordinary course of its business.

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Section 9.03.    The Lender Status.  At the time the Lender was offered the Notes, it was, and as of the date hereof it is an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act.

Section 9.04.   Experience of the Lender.  The Lender, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Notes, and has so evaluated the merits and risks of such investment. The Lender is able to bear the economic risk of an investment in the Notes and, at the present time, is able to afford a complete loss of such investment.

Section 9.05.    General Solicitation.  The Lender is not purchasing the Notes as a result of any advertisement, article, notice or other communication regarding the Notes published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ELECTRONIC CIGARETTES INTERNATIONAL GROUP, LTD., as Borrower

by
Name:
Title:

CALM WATERS PARTNERSHIP, as Lender

by
Name:
Title: